S&P GLOBAL REPORTS REVENUE GROWTH IN FIRST QUARTER POST-MERGER

Reported Revenue Increased 18%; Adjusted Pro Forma Revenue Increased 2%

Diluted EPS Increased 43% to $4.47; Adjusted Diluted EPS Increased 0.3% to $2.89

Reported Operating Profit Margin Increased 2,560 Basis Points to 79.2%

Adjusted Pro Forma Operating Profit Margin Decreased 340 Basis Points to 45.2%

Revenue Growth was Driven by Strength Across Five of Six Divisions, Offset by a Sharp Decline in Revenue Related to Debt Issuance

Company is Updating GAAP Guidance and Adjusted Guidance

Merger-Related Divestitures Announced or Completed

New York, NY, May 3, 2022 – S&P Global (NYSE: SPGI) today reported first quarter 2022 results with reported revenue of $2.39 billion, an increase of 18% compared to the same period last year. Strong execution drove growth across five of the Company's six divisions, while Ratings transaction revenue was negatively impacted by a sharp year-over-year reduction in debt issuance. GAAP net income increased 64% to $1.24 billion and GAAP diluted earnings per share increased 43% to $4.47 primarily due to the gain on sale of businesses partially offset by the impact of the merger with IHS Markit.

Adjusted pro forma revenue increased 2% compared to the first quarter of 2021. Adjusted pro forma net income declined 1% to $1.01 billion and adjusted pro forma diluted earnings per share increased 0.3% to $2.89 primarily due to a 1% decrease in pro forma fully diluted shares outstanding. The largest adjustments in the first quarter of 2022 were for gains on the sale of divested businesses and costs related to the merger with IHS Markit.

"Our first quarter as a unified company demonstrated the incredible power of the merger of S&P Global with IHS Markit," said Douglas L. Peterson, President and Chief Executive Officer of S&P Global. "Through the combination of our diverse and complementary data, benchmarks, insights, and research, alongside the contribution of our people and technology, we empower our customers to make informed decisions during an especially volatile and uncertain period."

Merger Update: The Company completed its merger with IHS Markit on February 28, 2022. The divestiture of IHS Markit's Base Chemicals business, and S&P Global's LCD business have been announced and are expected to close in the second quarter of 2022. All other divestitures associated with the merger have been successfully completed. The Company has also completed a series of transactions to optimize its capital structure, including refinancing debt at a lower average cost.

Important note on the presentation of financial results and guidance: GAAP financials and guidance are presented to reflect the close of the merger with IHS Markit, and the inclusion of its financial results, as of March 1, 2022. Adjusted financial information and guidance are presented on a pro forma basis as if the merger had closed on January 1, 2021, to include the financial impact in both the first quarter of 2022, and in the comparable year-ago period. Adjusted pro forma financials also exclude the contribution of divested businesses from all presented periods. Additionally, after the merger closed we were able to refine our recast pro forma financials for 2021, which are included in today's amendment to the Form 8-K filed when the merger closed.

Profit Margin: The Company’s reported operating profit margin increased 2,560 basis points to 79.2% due to the gain on sale of assets, the inclusion of IHS Markit, and costs associated with the merger. Adjusted pro forma operating profit margin decreased 340 basis points to 45.2% primarily due to declines in Ratings transaction revenue, and a step-up in certain expenses, as well as investments in technology and strategic initiatives. Adjusted pro forma expense growth was temporarily elevated in the first quarter due to the return of in-person events such as CERAWeek, and compensation expenses associated with a re-alignment of the timing of merit increases. The Company expects expense growth (ex-synergies) to moderate through the rest of the year.

Return of Capital: During the first quarter, the combined Company returned $7.3 billion to shareholders through a combination of $7 billion in the form of an accelerated share repurchase (ASR) agreement and $265 million in cash dividends paid by S&P Global and IHS Markit pre-merger. The $7 billion in share repurchases represents the first tranche of an expected $12 billion Accelerated Share Repurchase (ASR) program. The first tranche is expected to be completed in early August, while the remainder of the planned $12 billion is expected to be executed by the end of the year.

Market Intelligence: Reported revenue increased 39% to $727 million in the first quarter of 2022 driven primarily by the inclusion of IHS Markit revenue. Adjusted pro forma revenue increased 7% to $1.02 billion with double-digit growth in Data & Advisory Solutions, and positive growth in Desktop, Credit & Risk Solutions, and Enterprise Solutions. Reported operating profit increased to $1.49 billion and operating profit margin improved 17,390 basis points to 204.7% primarily driven by the gain on the sale of divested businesses, which is recorded as operating income. Adjusted pro forma operating profit increased 5% to $295 million and adjusted pro forma operating profit margin decreased 60 basis points to 29.0% due to investment in technology (primarily cloud transition costs) and strategic initiatives.

Ratings: Reported revenue decreased 15% to $868 million in the first quarter of 2022. Transaction revenue decreased 31% to $404 million. Transaction revenue was negatively impacted by a year-over-year decrease in debt issuance across all categories, but particularly within high-yield, which decreased approximately 68% year-over-year. Non-transaction revenue increased 7% to $464 million due to growth in annual fees, and in CRISIL revenue.

Reported operating profit decreased 25% to $511 million. Operating profit margin decreased 810 basis points to 58.9% compared to the first quarter of 2021 on the combined impact of the decrease in transaction revenue and year-over-year growth in compensation expense from increased headcount and re-alignment in the timing of annual merit increases. Adjusted operating profit decreased 25% to $513 million and adjusted operating profit margin decreased 820 basis points to 59.1%.

Commodity Insights: Reported revenue increased 51% to $363 million in the first quarter of 2022, primarily driven by the inclusion of IHS Markit. Adjusted pro forma revenue increased 14% to $466 million, driven by Advisory & Transactional Services, and strong growth in Price Assessments, and Energy & Resources Data & Insights, offset by a modest decline in Upstream Data & Insights. Reported operating profit increased 18% to $158 million and operating profit margin decreased 1,230 basis points to 43.5% primarily due to the inclusion of IHS Markit. Adjusted pro forma operating profit increased 8% to $200 million and adjusted pro forma operating profit margin decreased 210 basis points to 43.0%. The return of in-person conferences (most notably CERAWeek) was the largest contributor to the increase in adjusted pro forma expenses, and associated decrease in adjusted pro forma operating profit margin.

Mobility: Reported revenue (March 2022 only) was $115 million. Adjusted pro forma revenue increased 10% to $324 million in the first quarter of 2022 with growth driven by strength in Planning Solutions and Used Car offerings. Reported operating profit in the first quarter was $18 million and operating profit margin was 16.1%. Adjusted pro forma operating profit increased 8% to $122 million and adjusted pro forma operating profit margin decreased 80 basis points to 37.8%. Growth in expenses, and the associated decrease in margin, were driven by the continued impact from investments in headcount and advertising spend.

S&P Dow Jones Indices: S&P Dow Jones Indices LLC is a majority-owned subsidiary. The consolidated results are included in S&P Global's income statement and the portion related to the 27% non-controlling interest is removed in net income attributable to non-controlling interests.

Reported revenue increased 19% to $322 million in the first quarter of 2022, primarily due to the inclusion of IHS Markit. Adjusted pro forma revenue increased 14% to $339 million in the first quarter of 2022, driven by strong growth in asset-linked fees and exchange-traded derivative activity.

Reported operating profit increased 17% to $224 million. Operating profit margin decreased 140 basis points to 69.4%. Adjusted pro forma operating profit increased 16% to $235 million. Adjusted pro forma operating profit margin improved 130 basis points to 69.3%, driven by strong revenue growth, partially offset by strategic investments and increased compensation expense. Operating profit attributable to the Company increased 17% to $165 million. Adjusted pro forma operating profit attributable to the Company increased 17% to $176 million.

Engineering Solutions: Reported revenue (March 2022 only) was $33 million. Adjusted pro forma revenue increased 7% to $98 million in the first quarter of 2022 with growth driven by strength in core subscription offerings and non-subscription products. Reported operating profit in the first quarter was $1 million and operating profit margin was 3.8%. Adjusted pro forma operating profit increased 17% to $18 million and adjusted pro forma operating profit margin improved 160 basis points to 18.3%, with expense growth driven by investment in product development and increased royalties.

Corporate Unallocated Expense: Reported Corporate Unallocated Expense of $512 million compares to $86 million of reported Corporate Unallocated Expense in the prior period. Adjusted pro forma Corporate Unallocated Expense was $21 million in the first quarter of 2022, which compares to $43 million in the first quarter of 2021. Adjusted pro forma corporate unallocated expense declined from a year ago, caused by a combination of reduced incentive and fringe costs as well as the release of certain benefits accruals.

Provision for Income Taxes: The Company’s effective tax rate (excluding taxes in relation to earnings of unconsolidated subsidiaries) increased to 30.5% in the first quarter of 2022 compared to 23.4% in the same period last year due to tax charges on merger-related divestitures and deal-related non-deductible costs. The adjusted effective tax rate (excluding taxes in relation to earnings of unconsolidated subsidiaries) decreased to 20.1% compared to 23.1% in the same period last year due to tax deductions in relation to stock-based compensation and merger-related optimization of capital and liquidity structure. The Company’s effective tax rate may fluctuate from quarter to quarter due to the timing of discrete tax adjustments.

Balance Sheet and Cash Flow: Cash, cash equivalents, and restricted cash at the end of the first quarter were $4.4 billion. In the first three months of 2022, cash provided by operating activities was $222 million, cash provided by investing activities was $2,901 million, and cash used for financing activities was $5,205 million. Free cash flow in the first three months of 2022 was $151 million, a decrease of $530 million compared to the same period in 2021 and pro forma free cash flow excluding certain items was $701 million.

Outlook: The Company is updating both GAAP and adjusted pro forma guidance for 2022 (initially provided on March 1, 2022) to reflect the results of the first quarter, as well as our most recent views on the macro-economic and geopolitical environment. 2022 reported revenue is expected to increase more than 40%, which is the same as previous guidance. GAAP EPS guidance is expected to be in a range of $12.00 to $12.25, compared to previous guidance of $13.40 to $13.60.

The Company is providing updated adjusted guidance on a pro forma basis that excludes merger expenses, and amortization of intangibles related to acquisitions. Adjusted pro forma guidance is provided to reflect expected financial results for the full year, as if the merger with IHS Markit (and associated divestitures) had been completed on January 1, 2021. Adjusted pro forma revenue is now expected to grow low single digits, compared to our prior guidance of mid-single-digit growth. Adjusted pro forma diluted EPS guidance has been updated to a new range of $13.00 to $13.25, from prior guidance of a range of $13.30 to $13.50. Guidance for adjusted pro forma free cash flow excluding certain items has also been updated to a new range of $4.8 billion to $4.9 billion, from the previous guidance range of $4.9 billion to $5.0 billion.

Comparison of Adjusted Information to U.S. GAAP Information: The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted diluted earnings per share, adjusted net income, adjusted operating profit and margin, organic revenue, adjusted Corporate Unallocated expense, adjusted effective tax rates, adjusted diluted EPS guidance, free cash flow, and free cash flow excluding certain items. The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP on Exhibits 5, 6, 7 and 8. Reconciliations of certain forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items. The Company is not able to provide reconciliations of such forward-looking non-GAAP financial measures because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.

The Company’s non-GAAP measures include adjustments that reflect how management views our businesses. The Company believes these non-GAAP financial measures provide useful supplemental information that, in the case of non-GAAP financial measures other than free cash flow and free cash flow excluding certain items, enables investors to better compare the Company’s performance across periods, and management also uses these measures internally to assess the operating performance of its business, to assess performance for employee compensation purposes and to decide how to allocate resources. The Company believes that the presentation of free cash flow and free cash flow excluding certain items allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management and that such measures are useful in evaluating the cash available to us to prepay debt, make strategic acquisitions and investments, and repurchase stock. However, investors should not consider any of these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports.

Conference Call/Webcast Details: The Company’s senior management will review the first quarter 2022 earnings results on a conference call scheduled for today, May 3, at 8:30 a.m. EDT. Additional information presented on the conference call may be made available on the Company’s Investor Relations Website at http://investor.spglobal.com.

The Webcast will be available live and in replay at http://investor.spglobal.com/Quarterly-Earnings. (Please copy and paste URL into Web browser.)

Telephone access is available. U.S. participants may call (888) 603-9623; international participants may call +1 (630) 395-0220 (long-distance charges will apply). The passcode is “S&P Global” and the conference leader is Douglas Peterson. A recorded telephone replay will be available approximately two hours after the meeting concludes and will remain available until June 2, 2022. U.S. participants may call (800) 570-8796; international participants may call +1 (203) 369-3293 (long-distance charges will apply). No passcode is required.

Forward-Looking Statements: This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, including statements about COVID-19 and the merger (the “Merger”) between a subsidiary of the Company and IHS Markit Ltd. (“IHS Markit”), which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the Company’s business strategies and methods of generating revenue; the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; and the Company’s cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

▪worldwide economic, financial, political and regulatory conditions, and factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics (e.g., COVID-19), geopolitical uncertainty (including military conflict), and conditions that may result from legislative, regulatory, trade and policy changes;

▪the ability of the Company to retain customers and to implement its plans, forecasts and other expectations with respect to IHS Markit’s business and realize expected synergies;
▪business disruption following the Merger;
▪the Company’s ability to meet expectations regarding the accounting and tax treatments of the Merger;
▪the Company’s ability to successfully recover should it experience a disaster or other business continuity problem from a hurricane, flood, earthquake, terrorist attack, pandemic, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the ongoing COVID-19 pandemic;
▪the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential for a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;
▪the outcome of litigation, government and regulatory proceedings, investigations and inquiries;
▪the health of debt and equity markets, including credit quality and spreads, the level of liquidity and future debt issuances, demand for investment products that track indices and assessments and trading volumes of certain exchange-traded derivatives;
▪the demand and market for credit ratings in and across the sectors and geographies where the Company operates;
▪concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks and indices;
▪the effect of competitive products and pricing, including the level of success of new product developments and global expansion;
▪the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the domestic and international jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia, Sudan, Syria and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;
▪the continuously evolving regulatory environment, in Europe, the United States and elsewhere around the globe, affecting S&P Global Ratings, S&P Global Commodities Insights, S&P Dow Jones Indices, S&P Global Market Intelligence, and the products those business divisions offer including our ESG products, and the Company’s compliance therewith;
▪the Company’s ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
▪consolidation in the Company’s end-customer markets;
▪the introduction of competing products or technologies by other companies;
▪the impact of customer cost-cutting pressures, including in the financial services industry and the commodities markets;
▪a decline in the demand for credit risk management tools by financial institutions;
▪the level of merger and acquisition activity in the United States and abroad;
▪the volatility and health of the energy and commodities markets;
▪our ability to attract, incentivize and retain key employees, especially in today’s competitive business environment;
▪the level of the Company’s future cash flows and capital investments;
▪the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;
▪the Company's ability to adjust to changes in European and United Kingdom markets as the United Kingdom leaves the European Union, and the impact of the United Kingdom’s departure on our credit rating activities and other offerings in the European Union and United Kingdom; and

▪the impact of changes in applicable tax or accounting requirements on the Company.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including Item 1A, Risk Factors, in our most recently filed Annual Report on Form 10-K.

About S&P Global
S&P Global (NYSE: SPGI) provides essential intelligence. We enable governments, businesses and individuals with the right data, expertise and connected technology so that they can make decisions with conviction. From helping our customers assess new investments to guiding them through ESG and energy transition across supply chains, we unlock new opportunities, solve challenges and accelerate progress for the world.

We are widely sought after by many of the world’s leading organizations to provide credit ratings, benchmarks, analytics and workflow solutions in the global capital, commodity and automotive markets. With every one of our offerings, we help the world’s leading organizations plan for tomorrow, today.

Investor Relations: http://investor.spglobal.com

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Contact:
Investor Relations:
Mark Grant
Senior Vice President, Investor Relations
Tel: +1 (347) 640-1521
mark.grant@spglobal.com

Media:
Ola Fadahunsi
Communications
Tel: +1 (332) 210-9935
ola.fadahunsi@spglobal.com

Christopher Krantz
Communications
Tel: +44 7976 632 638
christopher.krantz@spglobal.com

Exhibit 1
S&P Global
Condensed Consolidated Statements of Income
Three months ended March 31, 2022 and 2021
(dollars in millions, except per share data)

(unaudited)	2022	2021	% Change

Revenue	$2,389	$2,016	18%
Expenses	1,844	937	96%
Gain on dispositions	(1,344)	(2)	—%
Equity in Income on Unconsolidated Subsidiaries	(3)	—	N/M
Operating profit	1,892	1,081	75%
Other income, net	(49)	(7)	N/M
Interest expense, net	57	32	77%
Loss on extinguishment of debt, net	17	—	N/M
Income before taxes on income	1,867	1,056	77%
Provision for taxes on income	568	248	N/M
Net income	1,299	808	61%
Less: net income attributable to noncontrolling interests	(64)	(53)	(19)%
Net income attributable to S&P Global Inc.	$1,235	$755	64%

Earnings per share attributable to S&P Global Inc. common shareholders:
Net income:
Basic	$4.49	$3.14	43%
Diluted	$4.47	$3.12	43%

Weighted-average number of common shares outstanding:
Basic	275.2	240.6
Diluted	276.3	241.6

Actual shares outstanding at period end	339.9	240.9

N/M - Represents a change equal to or in excess of 100% or not meaningful
Note - % change in the tables throughout the exhibits are calculated off of the actual number, not the rounded number presented.
Note - S&P Global completed the merger with IHS Markit on February 28, 2022. The three months ended March 31, 2022 include results from IHS Markit since the date of acquisition.

Exhibit 2
S&P Global
Condensed Consolidated Balance Sheets
March 31, 2022 and December 31, 2021
(dollars in millions)

(unaudited)	March 31,	December 31,
	2022	2021

Assets:
Cash, cash equivalents, and restricted cash	$4,407	$6,505
Other current assets	3,380	2,305
Total current assets	7,787	8,810
Property and equipment, net	348	241
Right of use assets	625	426
Goodwill and other intangible assets, net	54,819	4,791
Equity in investment in unconsolidated subsidiaries	1,616	—
Other non-current assets	897	758
Total assets	$66,092	$15,026

Liabilities and Equity:
Short-term debt	$66	$—
Unearned revenue	3,167	2,217
Other current liabilities	2,420	1,598
Long-term debt	11,326	4,114
Lease liabilities — non-current	692	492
Deferred tax liability — non-current	4,450	174
Pension, other postretirement benefits and other non-current liabilities	761	895
Total liabilities	22,882	9,490
Redeemable noncontrolling interest	3,429	3,429
Total equity	39,781	2,107
Total liabilities and equity	$66,092	$15,026

Note - S&P Global completed the merger with IHS Markit on February 28, 2022. The balance sheet as of March 31, 2022 includes assets and liabilities assumed from the acquisition.

Exhibit 3
S&P Global
Condensed Consolidated Statements of Cash Flows
Three months ended March 31, 2022 and 2021
(dollars in millions)

(unaudited)	2022	2021

Operating Activities:
Net income	$1,299	$808
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	26	19
Amortization of intangibles	111	31
Deferred income taxes	(53)	(3)
Stock-based compensation	94	19
Gain on dispositions	(1,344)	(2)
Loss on extinguishment of debt, net	17	—
Other	17	29
Net changes in other operating assets and liabilities	55	(133)
Cash provided by operating activities	222	768

Investing Activities:
Capital expenditures	(16)	(18)
Acquisitions, net of cash acquired	295	(9)
Proceeds from dispositions	2,618	2
Changes in short-term investments	4	1
Cash provided by (used for) investing activities	2,901	(24)

Financing Activities:
Payments on short-term debt, net	(219)	—
Proceeds from issuance of senior notes, net	5,395	—
Payments on senior notes	(3,074)	—
Dividends paid to shareholders	(186)	(186)
Distributions to noncontrolling interest holders, net	(55)	(69)
Repurchase of treasury shares	(7,003)	—
Exercise of stock options and employee withholding tax on share-based payments	(63)	(38)
Cash used for financing activities	(5,205)	(293)
Effect of exchange rate changes on cash	(16)	(55)
Net change in cash, cash equivalents, and restricted cash	(2,098)	396
Cash, cash equivalents, and restricted cash at beginning of period	6,505	4,122
Cash, cash equivalents, and restricted cash at end of period	$4,407	$4,518

Exhibit 4

S&P Global
Operating Results by Segment
Three months ended March 31, 2022 and 2021
(dollars in millions)

(unaudited)	Revenue
	2022	2021	% Change

Market Intelligence	$727	$524	39%
Ratings	868	1,017	(15)%
Commodity Insights	363	240	51%
Mobility	115	—	N/M
Indices	322	270	19%
Engineering Solutions	33	—	N/M
Intersegment Elimination	(39)	(35)	(11)%
Total revenue	$2,389	$2,016	18%

	Expenses
	2022	2021	% Change

Market Intelligence (a)	$(762)	$363	N/M
Ratings (b)	357	336	6%
Commodity Insights (c)	205	106	93%
Mobility (d)	97	—	N/M
Indices (e)	98	79	25%
Engineering Solutions (f)	32	—	N/M
Corporate Unallocated expense (g)	512	86	N/M
Equity in Income on Unconsolidated Subsidiaries (h)	(3)	—	N/M
Intersegment Elimination	(39)	(35)	(11)%
Total expenses	$497	$935	(47)%

	Operating Profit

	2022	2021	% Change
Market Intelligence (a)	$1,489	$161	N/M
Ratings (b)	511	681	(25)%
Commodity Insights (c)	158	134	18%
Mobility (d)	18	—	N/M
Indices (e)	224	191	17%
Engineering Solutions (f)	1	—	N/M
Total reportable segments	2,401	1,167	N/M
Corporate Unallocated expense (g)	(512)	(86)	N/M
Equity in Income on Unconsolidated Subsidiaries (h)	3	—	N/M
Total operating profit	$1,892	$1,081	75%

N/M - Represents a change equal to or in excess of 100% or not meaningful
Note - S&P Global completed the merger with IHS Markit on February 28, 2022. The three months ended March 31, 2022 include results from IHS Markit since the date of acquisition.
(a)     2022 includes a gain on disposition of $1.3 billion, employee severance charges of $18 million and acquisition-related costs of $2 million. 2021 includes a gain on disposition of $2 million. 2022 and 2021 includes amortization of intangibles from acquisitions of $64 million and $16 million, respectively.
(b)     2022 includes employee severance charges of $5 million. 2022 and 2021 includes amortization of intangibles from acquisitions of $2 million and $5 million, respectively.

Exhibit 4

(c)    2022 includes employee severance charges of $7 million and acquisition-related costs of $2 million. 2022 and 2021 includes amortization of intangibles from acquisitions of $13 million and $2 million, respectively.
(d)    2022 includes acquisition-related costs of $1 million and amortization of intangibles from acquisitions of $24 million.
(e)    2022 includes employee severance charges of $2 million. 2022 and 2021 includes amortization of intangibles from acquisitions of $4 million and $1 million, respectively.
(f)    2022 includes employee severance charges of $1 million and amortization of intangibles from acquisitions of $4 million.
(g)    2022 includes IHS Markit merger costs of $230 million, a S&P Foundation grant of $200 million, employee severance charges of $46 million, acquisition-related costs of $11 million and lease impairments of $5 million. 2021 includes $49 million of IHS Markit merger costs and Kensho retention related expense of $2 million. 2021 includes amortization of intangibles from acquisitions of $7 million.
(h)    2022 includes amortization of intangibles from acquisitions of $14 million.

Exhibit 5
S&P Global
Operating Results - Reported vs. Adjusted Pro Forma
Non-GAAP Financial Information
Three months ended March 31, 2022 and 2021
(dollars in millions, except per share amounts)

Adjusted Pro Forma Revenue

(unaudited)		2022	2021	% Change

Market Intelligence	Revenue	$727	$524	39%
	IHS Markit results prior to acquisition	336	485
	Divestitures	(44)	(58)
	Adjusted pro forma revenue	$1,019	$951	7%

Commodity Insights	Revenue	$363	$241	51%
	IHS Markit results prior to acquisition	142	217
	Divestitures	(40)	(48)
	Adjusted pro forma revenue	$466	$410	14%

Mobility	Revenue	$115	$—	N/M
	IHS Markit results prior to acquisition	209	295
	Adjusted pro forma revenue	$324	$295	10%

Indices	Revenue	$322	$270	19%
	IHS Markit results prior to acquisition	18	28
	Divestitures	(1)	(1)
	Adjusted pro forma revenue	$339	$297	14%

Engineering Solutions	Revenue	$33	$—	N/M
	IHS Markit results prior to acquisition	65	97
	Divestitures	—	(5)
	Adjusted pro forma revenue	$98	$92	7%

Intersegment Elimination	Revenue	$(39)	$(35)	(11)%
	IHS Markit results prior to acquisition	(3)	(4)
	Adjusted pro forma revenue	$(41)	$(39)	(7)%

Total SPGI	Revenue	$2,389	$2,016	18%
	IHS Markit results prior to acquisition	768	1,118
	Divestitures	(85)	(112)
	Adjusted pro forma revenue	$3,072	$3,022	2%

Exhibit 5
Adjusted Pro Forma Expenses

(unaudited)		2022	2021	% Change

Market Intelligence	Expenses	$(762)	$363	N/M
	IHS Markit results prior to acquisition	247	349
	Non-GAAP Adjustments (a)	1,324	2
	Deal-related amortization	(64)	(16)
	IHS Markit pre-acquisition deal-related amortization	(1)	(1)
	IHS Markit one-time items	(7)	(11)
	Divestitures	(13)	(16)
	Adjusted pro forma expenses	$724	$669	8%

Ratings	Expenses	$357	$336	6%
	IHS Markit results prior to acquisition	5	1
	Non-GAAP Adjustments (b)	(5)	—
	Deal-related amortization	(2)	(5)
	Adjusted pro forma expenses	$355	$332	7%

Commodity Insights	Expenses	$205	$106	93%
	IHS Markit results prior to acquisition	106	154
	Non-GAAP Adjustments (c)	(9)	—
	Deal-related amortization	(13)	(2)
	IHS Markit pre-acquisition deal-related amortization	(1)	(7)
	IHS Markit one-time items	(4)	(2)
	Divestitures	(19)	(24)
	Adjusted pro forma expenses	$265	$225	18%

Mobility	Expenses	$97	$—	N/M
	IHS Markit results prior to acquisition	130	188
	Non-GAAP Adjustments (d)	(1)	—
	Deal-related amortization	(24)	—
	IHS Markit one-time items	1	(7)
	Adjusted pro forma expenses	$202	$181	11%

Indices	Expenses	$98	$79	25%
	IHS Markit results prior to acquisition	13	17
	Non-GAAP Adjustments (e)	(2)	—
	Deal-related amortization	(4)	(1)
	IHS Markit one-time items	(1)	—
	Divestitures	(1)	—
	Adjusted pro forma expenses	$104	$95	9%

Exhibit 5

(unaudited)		2022	2021	% Change

Engineering Solutions	Expenses	$32	$—	N/M
	IHS Markit results prior to acquisition	54	81
	Non-GAAP Adjustments (f)	(1)	—
	Deal-related amortization	(4)	—
	IHS Markit one-time items	—	(1)
	Divestitures	—	(3)
	Adjusted pro forma expenses	$80	$76	5%

Total segments	Expenses	$(12)	$849	N/M
	IHS Markit results prior to acquisition	552	787
	Non-GAAP Adjustments (a) (b) (c)(d) (e) (f)	1,306	2
	Deal-related amortization	(110)	(24)
	IHS Markit pre-acquisition deal-related amortization	(3)	(10)
	IHS Markit one-time items	(12)	(21)
	Divestitures	(32)	(43)
	Adjusted pro forma expenses	$1,689	$1,540	10%

Corporate Unallocated expense	Expenses	$512	$86	N/M
	IHS Markit results prior to acquisition	165	133
	Non-GAAP Adjustments (g)	(490)	(52)
	Deal-related amortization	—	(7)
	IHS Markit pre-acquisition deal-related amortization	(52)	(85)
	IHS Markit one-time items	(114)	(34)
	Adjusted pro forma expenses	$21	$43	(51)%

Equity in Income on Unconsolidated Subsidiaries	Expenses	$(3)	$—	N/M
	IHS Markit results prior to acquisition	(9)	(31)
	Deal-related amortization	(14)	—
	Adjusted pro forma expenses	$(26)	$(31)	15%

Total SPGI	Expenses	$497	$935	(47)%
	IHS Markit results prior to acquisition	709	889
	Non-GAAP Adjustments (a) (b) (c)(d) (e) (f) (g)	816	(50)
	Deal-related amortization	(125)	(31)
	IHS Markit pre-acquisition deal-related amortization	(54)	(94)
	IHS Markit one-time items	(127)	(55)
	Divestitures	(32)	(43)
	Adjusted pro forma expenses	$1,684	$1,552	8%

Exhibit 5
Adjusted Pro Forma Operating Profit

(unaudited)		2022	2021	% Change

Market Intelligence	Operating profit	$1,489	$161	N/M
	IHS Markit results prior to acquisition	88	136
	Non-GAAP Adjustments (a)	(1,324)	(2)
	Deal-related amortization	64	16
	IHS Markit pre-acquisition deal-related amortization	1	1
	IHS Markit one-time items	7	11
	Divestitures	(31)	(42)
	Adjusted pro forma operating profit	$295	$282	5%

Ratings	Operating profit	$511	$681	(25)%
	IHS Markit results prior to acquisition	(5)	(1)
	Non-GAAP Adjustments (b)	5	—
	Deal-related amortization	2	5
	Adjusted pro forma operating profit	$513	$685	(25)%

Commodity Insights	Operating profit	$158	$134	18%
	IHS Markit results prior to acquisition	37	63
	Non-GAAP Adjustments (c)	9	—
	Deal-related amortization	13	2
	IHS Markit pre-acquisition deal-related amortization	1	7
	IHS Markit one-time items	4	2
	Divestitures	(21)	(24)
	Adjusted pro forma operating profit	$200	$185	8%

Mobility	Operating profit	$18	$—	N/M
	IHS Markit results prior to acquisition	79	106
	Non-GAAP Adjustments (d)	1	—
	Deal-related amortization	24	—
	IHS Markit one-time items	(1)	7
	Adjusted pro forma operating profit	$122	$114	8%

Indices	Operating profit	$224	$191	17%
	IHS Markit results prior to acquisition	5	11
	Non-GAAP Adjustments (e)	2	—
	Deal-related amortization	4	1
	IHS Markit one-time items	1	—
	Divestitures	(1)	(1)
	Adjusted pro forma operating profit	$235	$202	16%

Exhibit 5

(unaudited)		2022	2021	% Change
Engineering Solutions	Operating profit	$1	$—	N/M
	IHS Markit results prior to acquisition	11	16
	Non-GAAP Adjustments (f)	1	—
	Deal-related amortization	4	—
	IHS Markit one-time items	—	1
	Divestitures	—	(2)
	Adjusted pro forma operating profit	$18	$15	17%

Total segments	Operating profit	$2,401	$1,167	N/M
	IHS Markit results prior to acquisition	216	331
	Non-GAAP Adjustments (a) (b) (c) (d) (e) (f)	(1,306)	(2)
	Deal-related amortization	110	24
	IHS Markit pre-acquisition deal-related amortization	3	10
	IHS Markit one-time items	12	21
	Divestitures	(53)	(69)
	Adjusted pro forma operating profit	$1,383	$1,482	(7)%

Corporate Unallocated expense	Operating profit	$(512)	$(86)	N/M
	IHS Markit results prior to acquisition	(165)	(133)
	Non-GAAP Adjustments (g)	490	52
	Deal-related amortization	—	7
	IHS Markit pre-acquisition deal-related amortization	52	85
	IHS Markit one-time items	114	34
	Adjusted pro forma operating profit	$(21)	$(43)	51%

Equity in Income on Unconsolidated Subsidiaries	Operating profit	$3	$—	N/M
	IHS Markit results prior to acquisition	9	31
	Deal-related amortization	14	—
	Adjusted pro forma operating profit	$26	$31	(15)%

Total SPGI	Operating profit	$1,892	$1,081	75%
	IHS Markit results prior to acquisition	59	228
	Non-GAAP Adjustments (a) (b) (c) (d) (e) (f) (g)	(816)	50
	Deal-related amortization	125	31
	IHS Markit pre-acquisition deal-related amortization	54	94
	IHS Markit one-time items	127	55
	Divestitures	(53)	(69)
	Adjusted pro forma operating profit	$1,388	$1,470	(6)%

Exhibit 5
Adjusted Pro Forma Other Income, Net

(unaudited)	2022	2021	% Change

Other income, net	$(49)	$(7)	N/M
IHS Markit results prior to acquisition	3	(4)
Adjusted pro forma other income, net	$(45)	$(11)	N/M

Adjusted Pro Forma Interest Expense, Net

(unaudited)	2022	2021	% Change

Interest expense, net	$57	$32	77%
IHS Markit results prior to acquisition	35	55
Adjusted pro forma interest expense, net	$91	$87	5%

Adjusted Pro Forma Provision for Income Taxes

(unaudited)	2022	2021	% Change

Provision for income taxes	$568	$248	N/M
IHS Markit results prior to acquisition	(18)	51
Non-GAAP adjustments (a) (b) (c)(d) (e) (f) (g) (h) (i)	(326)	10
Deal-related amortization	27	7
IHS Markit one-time items	26	—
Divestitures	(13)	—
Adjusted pro forma provision for income taxes	$264	$314	(16)%

Adjusted Pro Forma Effective Tax Rate

(unaudited)	2022	2021	% Change

Adjusted operating profit	$1,388	$1,470	(6)%
Adjusted other income, net	(45)	(11)
Adjusted interest expense, net	—	87
Adjusted income before taxes on income	$1,343	$1,394	(4)%
Adjusted provision for income taxes	$264	$314
Adjusted pro forma effective tax rate [1]	19.7%	22.5%

1 The adjusted effective tax rate is calculated by dividing provision for income taxes by the adjusted income before taxes, which includes income from unconsolidated subsidiaries. The adjusted effective tax rate excluding income from unconsolidated subsidiaries in the first quarter of 2022 and 2021 was 20.1% and 23.1%, respectively.

Exhibit 5

Adjusted Pro Forma Net Income attributable to SPGI and Adjusted Diluted EPS

	2022		2021		% Change
(unaudited)	Net Income attributable to SPGI	Diluted EPS	Net Income attributable to SPGI	Diluted EPS	Net Income attributable to SPGI	Diluted EPS

	Three Months
As reported	$1,235	$4.47	$755	$3.12	64%	43%
IHS Markit results prior to acquisition	39	0.14	125	0.52
Non-GAAP adjustments (a) (b) (c) (d) (e) (f) (g) (h) (i)	(473)	(1.71)	40	0.17
Deal-related amortization	98	0.36	25	0.10
IHSM one-time items	100	0.36	55	0.23
Divestitures	(40)	(0.14)	(69)	(0.29)
Adjusted pro forma	$1,014	$2.89	$1,024	$2.88	(1)%	—%

N/M - Represents a change equal to or in excess of 100% or not meaningful
Note - Totals presented may not sum due to rounding.
Note - Adjusted pro forma operating profit margin for Market Intelligence, Ratings, Commodity Insights, Mobility, Indices, and Engineering Solutions was 29%, 59%, 43%, 38%, 69%, and 18% for the three months ended March 31, 2022. Adjusted pro forma operating profit margin for the Company was 45% for the three months ended March 31, 2022. Adjusted operating profit margin is calculated as adjusted operating profit divided by revenue.
Note - Divestitures include pro forma adjustments assuming the dispositions required to obtain regulatory approval to complete the merger took place on January 1, 2021. S&P Global’s divestitures primarily include CUSIP Global Services, its Leveraged Commentary and Data (“LCD”) business and a related family of leveraged loan indices while IHS Markit’s divestitures include Oil Price Information Services (“OPIS”); Coal, Metals and Mining; and PetroChem Wire businesses and its base chemicals business.

(a)     2022 includes a gain on disposition of $1.3 billion ($1 billion after-tax), employee severance charges of $18 million ($14 million after-tax) and acquisition-related costs of $2 million ($2 million after-tax). 2021 includes a gain on disposition of $2 million ($2 million after-tax). 2022 and 2021 includes amortization of intangibles from acquisitions of $64 million and $16 million, respectively.
(b)     2022 includes employee severance charges of $5 million ($4 million after-tax).
(c)    2022 includes employee severance charges of $7 million ($5 million after-tax) and acquisition-related costs of $2 million ($2 million after-tax).
(d)    2022 includes acquisition-related costs of $1 million ($1 million after-tax).
(e)    2022 includes employee severance charges of $2 million ($2 million after-tax).
(f)    2022 includes employee severance charges of $1 million ($1 million after-tax).
(g)    2022 includes IHS Markit merger costs of $230 million ($190 million after-tax), a S&P Foundation grant of $200 million ($151 million after-tax), employee severance charges of $46 million ($35 million after-tax), acquisition-related costs of $11 million ($8 million after-tax) and lease impairments of $5 million ($4 million after-tax). 2021 includes $49 million of IHS Markit merger costs ($41 million after-tax) and Kensho retention related expense of $2 million ($2 million after-tax).
(h)    2022 includes tax expense of $108 million associated with a gain on disposition and tax expense of $8 million due to annualized effective tax rate differences for GAAP.
(i)    2022 includes a loss on the extinguishment of debt of $17 million ($13 million after-tax).

Exhibit 6
S&P Global
Revenue Information
Three months ended March 31, 2022 and 2021
(dollars in millions)
Pro Forma Revenue by Type

(unaudited)	Subscription (a)			Non-subscription / Transaction (b)			Non-transaction (c)
	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change

Market Intelligence	$849	$767	11%	$49	$44	13%	$—	$—	N/M
Ratings	—	—	N/M	404	582	(31)%	464	435	7%
Commodity Insights	384	360	7%	62	34	83%	—	—	N/M
Mobility	253	225	12%	71	69	2%	—	—	N/M
Indices	70	62	14%	—	—	N/M	—	—	N/M
Engineering Solutions	89	86	3%	9	6	60%	—	—	N/M
Intersegment elimination	—	—	N/M	—	—	N/M	(41)	(39)	N/M
Total revenue	$1,645	$1,500	10%	$595	$735	(19)%	$423	$396	7%

	Asset-linked fees (d)			Sales usage-based royalties (e)			Recurring variable (f)
	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change

Market Intelligence	$—	$—	N/M	$—	$—	N/M	$121	$140	(13)%
Ratings	—	—	N/M	—	—	N/M	—	—	N/M
Commodity Insights	—	—	N/M	19	16	18%	—	—	N/M
Mobility	—	—	N/M	—	—	N/M	—	—	N/M
Indices	218	194	12%	51	41	22%	—	—	N/M
Engineering Solutions	—	—	N/M	—	—	N/M	—	—	N/M
Total revenue	$218	$194	12%	$70	$57	23%	$121	$140	N/M

N/M - Represents a change equal to or in excess of 100% or not meaningful
(a)    Subscription revenue is primarily derived from distribution of data, valuation services, analytics, third party research, and credit ratings-related information through both feed and web-based channels, market data and market insights along with other information products and software term licenses, and Mobility's core information products.
(b)    Non-subscription / transaction revenue is primarily related to ratings of publicly-issued debt and bank loan ratings.
(c)    Non-transaction revenue is primarily related to surveillance of a credit rating, annual fees for customer relationship-based pricing programs, fees for entity credit ratings and global research and analytics at CRISIL. Non-transaction revenue also includes an intersegment revenue elimination, which mainly consists of the royalty of $35 million and $33 million for the three months ended March 31, 2022 and 2021, respectively, charged to Market Intelligence for the rights to use and distribute content and data developed by Ratings.
(d)    Asset-linked fees is primarily related to fees based on assets underlying exchange-traded funds, mutual funds and insurance products.
(e)    Sales usage-based royalty revenue is primarily related to trading based fees from exchange-traded derivatives and licensing of its proprietary market price data and price assessments to commodity exchanges.
(f)    Recurring variable revenue represents revenue from contracts for services that specify a fee based on, among other factors, the number of trades processed, assets under management, or the number of positions valued.

Exhibit 7
S&P Global
Non-GAAP Financial Information
Three months ended March 31, 2022 and 2021
(dollars in millions)
 Computation of Free Cash Flow and Pro Forma Free Cash Flow Excluding Certain Items

(unaudited)	2022	2021
Cash provided by operating activities	$222	$768
Capital expenditures	(16)	(18)
Distributions to noncontrolling interest holders, net	(55)	(69)
Free cash flow	$151	$681
IHS Markit merger costs	275	37
S&P Global Foundation grant	200	—
Debt financing derivative	85	—
IHS Markit free cash flow prior to acquisition	(15)	—
Russia suspension costs	5	—
Pro Forma Free cash flow excluding certain items	$701	$718

Adjusted Pro Forma Indices Net Operating Profit

(unaudited)	2022	2021	% Change
Adjusted pro forma operating profit	$235	$202	16%
Less: income attributable to NCI	59	51
Adjusted Indices Pro Forma Net Operating Profit	$176	$151	17%

Exhibit 8
S&P Global
 Non-GAAP Guidance

Reconciliation of 2022 Non-GAAP Guidance

(unaudited)
	Low	High
GAAP Diluted EPS	$12.00	$12.25
Deal-related amortization	2.22	2.22
Foundation Contribution	0.46	0.46
IHS Markit merger costs	1.50	1.50
Gain on dispositions	(4.48)	(4.48)
Interest expense	0.16	0.16
Tax rate	1.14	1.14
Non-GAAP Diluted EPS	$13.00	$13.25